                                                                      EXHIBIT 12

                       STATEMENT OF COMPUTATION OF RATIOS

Earnings To Fixed Charges                                                                                    Six Months Ended
                                                                                                                  June 30,
                                          1996            1995         1994        1993          1992         1997         1996
                                      -----------    -----------    ---------    ---------    ---------    ---------    ---------
Earnings:
Income before income taxes            $   387,510    $   304,044    $ 261,340    $ 224,527    $ 164,892    $ 227,529    $ 186,214
Plus:
   Fixed Charges                          948,497        800,986      507,940      404,360      388,901      568,663      445,405
Less:
   Capitalized interest                      (785)        (2,056)        (599)         (82)        (201)        (651)        (296)
                                      -----------    -----------    ---------    ---------    ---------    ---------    ---------
Earnings, including interest on
   deposits                             1,335,222      1,102,974      768,681      628,805      553,592      795,541      631,323

Less:

   Interest on deposits                  (644,613)      (564,064)    (377,643)    (335,708)    (337,878)    (352,427)    (309,263)
                                      -----------    -----------    ---------    ---------    ---------    ---------    ---------
Earnings, excluding interest on
   deposits                           $   690,609    $   538,910    $ 391,038    $ 293,097    $ 215,714    $ 443,114    $ 322,060
                                      ===========    ===========    =========    =========    =========    =========    =========


Fixed Charges:

   Interest Expense                   $   938,194    $   791,423    $ 501,067    $ 397,743    $ 382,930    $ 562,255    $ 440,202
   Capitalized interest                       785          2,056          599           82          201          651          296
   Amortization of debt expense               132            190          215          195           63          366          366
   Interest portion of rent expense         9,386          7,317        6,059        6,340        5,707        5,391        4,541
                                      -----------    -----------    ---------    ---------    ---------    ---------    ---------
    Total Fixed Charges               $   948,497    $   800,986    $ 507,940    $ 404,360    $ 388,901    $ 568,663    $ 445,405

Less:
   Interest on deposits                  (644,613)      (564,064)    (377,643)    (335,708)    (337,878)    (352,427)    (309,263)
                                      -----------    -----------    ---------    ---------    ---------    ---------    ---------
    Total Fixed Charges excluding
       interest on deposits           $   303,884    $   236,922    $ 130,297    $  68,652    $  51,023    $ 216,236    $ 136,142
                                      ===========    ===========    =========    =========    =========    =========    =========


Earnings to Fixed Charges:

   Including interest on deposits            1.41x          1.38x        1.51x        1.56x        1.42x        1.40x        1.42x
                                      ===========    ===========    =========    =========    =========    =========    =========

   Excluding interest on deposits            2.27           2.27         3.00         4.27         4.23         2.05         2.37
                                      ===========    ===========    =========    =========    =========    =========    =========